UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

OCTOBER 29, 2018

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1203 E. 33rd Street, Suite 250, Tulsa Oklahoma	74105
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Empire Louisiana LLC, a Delaware limited liability company d/b/a Empire Louisiana LLC of Delaware ("Empire Louisiana"), entered into an assignment, bill of sale and conveyance with Riviera Upstream, LLC formerly known as Linn Energy Holdings, LLC ("Riviera") dated October 25, 2018 (the "ABOS").  Empire Louisiana is a wholly owned subsidiary of Empire Petroleum Corporation (the "Company").  The ABOS was dated and signed by Riviera on October 25, 2018, and closed by Empire Louisiana on October 29, 2018.

Pursuant to the ABOS, Empire Louisiana purchased certain oil and gas properties and assets from Riviera for a purchase price of $205,000.  The effective date of the transaction under the ABOS is October 1, 2018.

The oil and gas properties purchased include non-operated working interest in four producing wells and two salt water disposal wells in which Empire Louisiana already owns an operated interest.

The foregoing description of the ABOS is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the ABOS, a copy of which is filed as Exhibit 2.1 attached hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

2.1	Assignment, Bill of Sale and Conveyance by and between Empire Louisiana LLC and Riviera Upstream, LLC dated October 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: November 1, 2018	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President